Industry Canada Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

SCORPIO MINING CORPORATION	342374-3
Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☒	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

[signature]	July 20, 1999 / le 20 juillet 1999
Director - Directeur	Date of Amendment - Date de modification

Canada

CANADA BUSINESS
CORPORATIONS ACT

FORM 4
ARTICLES OF AMENDMENT
(Section 27 or 177)

1. NAME OF CORPORATION	2. CORPORATION NUMBER
Scorpio Mining Corporation	**342374-3**

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

NOW THEREFORE BE IT RESOLVED THAT:

Item 4 of the Articles of Incorporation are amended to read as follows:

> "Until the date a prospectus of the Company is receipted pursuant to a Securities Act of a province of Canada, no shares or debt obligation issued by the Company shall be offered for sale to the public, and no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the board of Directors, and the Directors shall not be required to give any reason for refusing to consent to any such proposed transfer."

DATE	SIGNATURE	DESCRIPTION OF OFFICE
July 14, 1999	[signature]	PRESIDENT & DIRECTOR, CEO
		FOR DEPARTMENTAL USE ONLY FILED JUL 21 1999